Exhibit 99.1

Forrester Research Announces Second-Quarter 2004 Financial Results

    CAMBRIDGE, Mass.--(BUSINESS WIRE)--July 27, 2004--Forrester
Research, Inc. (Nasdaq: FORR) today announced its second-quarter ended June 30, 2004 financial results.

    Second-Quarter Financial Performance

    -- Total revenues were $34.9 million, compared with $34.0 million for the second quarter of last year.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 33.5 percent, Forrester reported a second-quarter net loss of $2.3 million or $0.11 per diluted share, compared with net income of $141,000, or $0.01 per diluted share, for the same period last year.

    -- On a pro forma basis, which excludes amortization of $1.4 million of acquisition-related intangible assets, reorganization costs of $6.8 million related primarily to office space consolidations, and non-marketable investment gains of $57,000 and which reflects a pro forma effective tax rate of 35 percent, net income was $3.0 million, or $0.13 per diluted share, for the second quarter of 2004. This compares with pro forma net income of $2.5 million, or $0.11 per diluted share, for the same period in 2003, which excludes amortization of $2.6 million of acquisition-related intangible assets, costs of $740,000 related to the integration of Giga Information Group, Inc., and a net write-down of $272,000 related to impairments of certain non-marketable investments, and a pro forma effective tax rate of 35 percent.

    Six-Month Period Ended June 30, 2004, Financial Performance

    -- Total revenues were $66.7 million, compared with $58.5 million for the same period last year.

    -- On a GAAP-reported basis, which reflects an effective tax rate of 33.5 percent, Forrester reported a net loss of $2.6 million, or $0.12 per diluted share for the six months ended 2004, compared to net income of $1.9 million or $0.08 per diluted share for the same period last year.

    -- On a pro forma basis, which excludes amortization of $3.7 million of acquisition-related intangible assets, reorganization costs of $8.8 million related primarily to office space consolidations, non-marketable investment gains of $57,000 and which reflects a pro forma effective tax rate of 35 percent, net income was $5.5 million, or $0.24 per diluted share, for the six months ended 2004. This compares with pro forma net income of $5.0 million, or $0.22 per diluted share for the same period last year, which excludes amortization of $3.5 million of acquisition-related intangible assets, costs of $771,000 related to the integration of Giga Information Group, Inc., and a net write-down of $572,000 related to impairments of certain non-marketable investments, and a pro forma effective tax rate of 35 percent.

    A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.
    "Forrester's financial performance continued to improve in the second quarter," said George F. Colony, chairman of the board and chief executive officer. "Our client and dollar retention rates are up, back to our target ranges. Product innovations and enhancements are gaining traction, and technology spending is increasing at a moderate pace. Overall, our second quarter results position us well for the second half of 2004."

    Forrester Debuts Two New Products

    Also today, the company announced Forrester's Ultimate Consumer Panel(TM) (Ultimate), an innovative, opt-in, highly secure consumer data panel. Ultimate electronically captures online and offline behavior from a representative group of more than 10,000 US households. Clients including MasterCard, Wells Fargo & Company, and Household Credit Card Services use Ultimate data and analysis to better understand current and prospective customers, tailor marketing strategies and messages, predict adoption for new products and services, and gain intelligence on their market landscapes. See separate press release at:
http://www.forrester.com/ER/Press/Release/0,1769,931,FF.html
    The Forrester Oval Program(TM) (executive membership offering) today introduced three new membership groups for marketing professionals. The CMO Group, Database Marketing Council, and Email Marketing Council are designed for senior marketers at business-to-consumer (B2C) companies. Clients such as Charming Shoppes, Panasonic, and Thrifty Rental Car have joined Forrester's Marketing Ovals to ensure their strategies are aligned with consumer behavior. Through these specialized marketing membership programs, Forrester helps marketing executives thrive in a world in which technology increasingly influences consumer behavior.
    "Both of these new offerings - Ultimate and the Marketing Ovals -- are a natural progression for Forrester," said Colony. "For years, we have researched technology's impact on consumer behavior and advised marketing executives at our client companies. We are pleased that key $1 billion-plus companies have already become clients of Ultimate and the Marketing Ovals."
    Forrester is providing third-quarter and full-year 2004 guidance as follows:

    Third-Quarter 2004 (GAAP):

    -- Total revenues of approximately $32.0 million to $34.0 million.

    --  Operating margin of approximately 8 percent to 10 percent.

    --  Interest income of approximately $650,000.

    --  An effective tax rate of 33.5 percent.

    --  Diluted earnings per share of approximately $0.09 to $0.12.

    Third-Quarter 2004 (Pro Forma):

    Pro forma financial guidance for the third quarter of 2004 excludes amortization of acquisition-related intangible assets of approximately $1.4 million, as well as all gains and impairment charges related to non-marketable securities.

    -- Pro forma operating margin of approximately 12 percent to 14 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 33.5 percent due to our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.13 to $0.15.

    Full-Year 2004 (GAAP):

    -- Total revenues of approximately $133.0 million to $138.0 million.

    --  Operating margin of approximately 0 percent to 2 percent.

    --  Interest income of approximately $2.7 million to $2.8 million.

    --  An effective tax rate of 33.5 percent.

    --  Diluted earnings per share of approximately $0.10 to $0.14.

    Full-Year 2004 (Pro Forma):

    Pro forma financial guidance for full-year 2004 excludes amortization of acquisition-related intangible assets of approximately $6.5 million, all gains and impairment charges related to non-marketable securities, and reorganization and integration charges of approximately $8.8 million.

    -- Pro forma operating margin of approximately 11 percent to 13 percent.

    -- Pro forma effective tax rate of 35 percent, which varies from our actual effective tax rate of 33.5 percent due to our tax-free interest income decreasing as a percentage of our pro forma pre-tax income.

    -- Pro forma diluted earnings per share of approximately $0.52 to $0.57.

    Forrester is an independent technology research company that provides pragmatic and forward-thinking advice about technology's impact on business. Business, marketing, and IT professionals worldwide collaborate with Forrester to align their technology investments with their business goals. Forrester offers products and services in four major areas: Research, Data, Consulting, and Community. Established in 1983, Forrester is headquartered in Cambridge, Mass. For additional information, visit www.forrester.com.
    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester's financial and operating targets for the second quarter of and full-year 2004, statements about the potential success of product offerings, the ability to achieve all of the anticipated benefits from the acquisition of Giga Information Group, the amount of the charge and any cost savings related to reductions in force and associated actions, and the ability of Forrester to achieve success as the economy improves. These statements are based on Forrester's current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester's ability to anticipate business and economic conditions, market trends, competition, the ability to attract and retain professional staff, possible variations in Forrester's quarterly operating results, risks associated with Forrester's ability to offer new products and services, the actual amount of the charge and any cost savings related to reductions in force and associated actions, and Forrester's dependence on renewals of its membership-based research services and on key personnel. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester's reports and filings with the Securities and Exchange Commission.

    The consolidated statements of income, consolidated balance sheets, and consolidated statements of cash flows are attached.

    (C) 2004, Forrester Research, Inc. All rights reserved. Forrester, WholeView 2, Forrester Oval Program, and Ultimate Consumer Panel are trademarks of Forrester Research, Inc.




Forrester Research, Inc.
Consolidated Statements of Income
----------------------------------------------------------------------
(In thousands, except per share data)


                              Three months ended    Six months ended
                                   June 30,             June 30,
                                 2004     2003        2004     2003
                             -------------------- --------------------
                                  (Unaudited)          (Unaudited)
Revenues
   Research services            $23,046  $25,865     $46,035  $44,371
   Advisory services and
    other                        11,875    8,113      20,615   14,089
                             ----------- -------- ----------- --------

Total revenues                   34,921   33,978      66,650   58,460

Operating expenses
   Cost of services and
    fulfillment                  14,377   14,330      27,516   23,855
   Selling and marketing         11,605   11,022      22,665   18,774
   General and
    administrative                3,985    3,781       7,396    7,058
   Depreciation and
    amortization                  1,026    1,839       2,057    3,532
   Amortization of
    intangible assets             1,384    2,608       3,728    3,532
   Reorganization costs           6,794        -       8,751        -
   Integration costs                  -      740           -      771
                             ----------- -------- ----------- --------

Total operating expenses         39,171   34,320      72,113   57,522

   (Loss) income from
    operations                   (4,250)    (342)     (5,463)     938

   Other income, net                662      819       1,488    2,414
   Non-marketable investment
    gains (impairments)              57     (272)         57     (572)
                             ----------- -------- ----------- --------

   (Loss) income before
    income taxes                 (3,531)     205      (3,918)   2,780

   Income tax (benefit)
    provision                    (1,183)      64      (1,313)     862
                             ----------- -------- ----------- --------

   Net (loss) income            $(2,348)    $141     $(2,605)  $1,918
                             =========== ======== =========== ========


   Diluted (loss) earnings
    per share                    $(0.11)   $0.01      $(0.12)   $0.08
                             =========== ======== =========== ========
   Diluted weighted average
    shares outstanding           22,074   22,718      22,165   22,819
                             =========== ======== =========== ========


   Basic (loss) earnings
    per share                    $(0.11)   $0.01      $(0.12)   $0.08
                             =========== ======== =========== ========
   Basic weighted average
    shares outstanding           22,074   22,515      22,165   22,627
                             =========== ======== =========== ========


Pro forma data (1):
   (Loss) income from
    operations                  $(4,250)   $(342)    $(5,463)    $938
   Amortization of
    intangible assets             1,384    2,608       3,728    3,532
   Reorganization costs           6,794        -       8,751        -
   Integration costs                  -      740           -      771
                             ----------- -------- ----------- --------
   Pro forma income from
    operations                    3,928    3,006       7,016    5,241

   Other income, net                662      819       1,488    2,414
                             ----------- -------- ----------- --------
   Pro forma income before
    income taxes                  4,590    3,825       8,504    7,655

   Pro forma income tax
    provision                     1,607    1,339       2,977    2,679
                             ----------- -------- ----------- --------

   Pro forma net income          $2,983   $2,486      $5,527   $4,976
                             =========== ======== =========== ========

   Pro forma diluted
    earnings per share            $0.13    $0.11       $0.24    $0.22
                             =========== ======== =========== ========
   Diluted weighted average
    shares outstanding           22,614   22,718      22,693   22,819
                             =========== ======== =========== ========


(1) The pro forma data excludes amortization of intangibles and other integration costs related to acquisitions, reorganization costs and gains and impairments related to non-marketable investments, as well as their related tax effects. This does not purport to be prepared in accordance with Generally Accepted Accounting Principles.


Forrester Research, Inc.
Consolidated Balance Sheets
----------------------------------------------------------------------
(In thousands)
                                                   June 30,   Dec. 31,
                                                     2004       2003
                                                 ----------- ---------
                                                 (Unaudited)
Assets:
     Cash and cash equivalents                      $46,068   $22,385
     Marketable securities                           79,025   104,348
     Accounts receivable, net                        26,059    40,013
     Deferred commissions                             5,451     5,999
     Prepaid expenses and other current assets        8,206     7,079
                                                 ----------- ---------
Total current assets                                164,809   179,824
     Property and equipment, net                      5,618     8,266
     Goodwill, net                                   56,894    57,006
     Intangible assets, net                           9,731    13,456
     Deferred income taxes                           40,590    40,159
     Non-marketable investments and other assets     13,989    12,264
                                                 ----------- ---------
Total assets                                       $291,631  $310,975
                                                 =========== =========

Liabilities and stockholders' equity:
     Accounts payable                                $2,950    $2,566
     Accrued expenses                                25,976    31,457
     Deferred revenue                                63,891    68,630
                                                 ----------- ---------
Total liabilities                                    92,817   102,653
     Preferred stock                                      -         -
     Common stock                                       245       243
     Additional paid-in capital                     177,688   172,523
     Retained earnings                               64,340    66,945
     Treasury stock, at cost                        (41,478)  (30,300)
     Accumulated other comprehensive loss            (1,981)   (1,089)
                                                 ----------- ---------
Total stockholders' equity                          198,814   208,322
                                                 ----------- ---------
Total liabilities and stockholders' equity         $291,631  $310,975
                                                 =========== =========


Forrester Research, Inc.
Consolidated Statements Cash Flows
----------------------------------------------------------------------
(In thousands)
                                                      Six months
                                                     ended June 30,
                                                     2004      2003
                                                 ---------------------
                                                       (Unaudited)
Cash flows from operations:
   Net (loss) income                                $(2,605)   $1,918
   Adjustments to reconcile net (loss) income to
    net cash provided by operating activities -
       Depreciation                                   2,057     3,532
       Amortization of intangible assets              3,728     3,532
       Non-marketable investments (gains)
        impairments                                     (57)      572
       Loss on disposal of property and equipment         -         -
       Realized gain on sale of securities                -      (509)
       Tax benefit from stock options                   238       155
       Deferred income taxes                             (2)      793
       Non-cash reorganization costs                  1,844         -
       Increase in provision for doubtful
        accounts                                          -         -
       Accretion of premiums on marketable
        securities                                      404       413
       Changes in assets and liabilities, net of
        acquisition -
             Accounts receivable                     14,785    10,534
             Deferred commissions                       548    (1,260)
             Prepaid expenses and other current
              assets                                   (717)    1,758
             Accounts payable                           279      (207)
             Accrued expenses                        (5,359)   (7,649)
             Deferred revenue                        (5,481)   (8,710)
                                                 ----------- ---------
Net cash provided by operating activities             9,662     4,872

Cash flows from investing activities:
   Acquisition of Giga Information Group, Inc.,
    net of cash acquired                                  -   (56,066)
   Purchases of property and equipment               (1,279)   (1,017)
   Purchase of non-marketable investments            (2,163)   (2,150)
   Decrease in other assets                             529        75
   Purchase of marketable securities                (67,735) (126,158)
   Proceeds from sales and maturities of
    marketable securities                            91,549   188,766
                                                 ----------- ---------
Net cash provided by investing activities            20,901     3,450

Cash flows from financing activities:
   Proceeds from issuance of common stock under
    employee stock option plans and employee
    stock purchase plan                               2,350     1,457
   Acquisition of treasury shares                    (9,178)   (5,295)
   Structured stock repurchase                           54    (1,892)
                                                 ----------- ---------
Net cash used in  financing activities               (6,774)   (5,730)

Effect of exchange rate changes on cash and cash
 equivalents                                           (106)     (190)
                                                 ----------- ---------

Net increase in cash and cash equivalents            23,683     2,402

Cash and cash equivalents, beginning of period       22,385    11,479
                                                 ----------- ---------

Cash and cash equivalents, end of period            $46,068   $13,881
                                                 =========== =========

    CONTACT: Forrester Research, Inc.
             Kimberly Maxwell, 617-613-6234
             Director, Investor Relations
             kmaxwell@forrester.com
             or
             Forrester Research, Inc.
             Karyl Levinson, 617-613-6262
             Director, Corporate Communications
             press@forrester.com